UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 26, 2006
ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28440 (Commission File Number)	68-0328265 (I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA (Address of principal executive offices)		92618 (Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On January 26, 2006, Endologix, Inc. (the “Company”) awarded cash performance bonuses for 2005 to the Company’s executive officers. Paul McCormick, President and Chief Executive Officer, received $63,000, Stefan Schreck, Vice President, Research & Development, received $44,955, Karen Uyesugi, Vice President, Quality Assurance, Regulatory Affairs, & Clinical Affairs, received $40,293, and Robert Krist, Chief Financial Officer, received $45,158. The determination of the bonuses was based upon an evaluation of the Company’s performance, in the case of Mr. McCormick, or the performance of each executive officer and the Company, in the case of Ms. Uyesugi and Messrs. Schreck and Krist, during 2005 relative to the performance criteria established by the Compensation Committee in February 2005. The cash bonuses were paid on January 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
Date: January 31, 2006	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer